                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      CONTACT:  RUBENSTEIN ASSOCIATES, INC.
                                                                     ROB SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & Saloon, Inc.                                Nasdaq:  STAR
First Quarter Preliminary Unaudited Earnings Release
Wichita, Kansas                                                   APRIL 13, 2004

Lone Star  Steakhouse  &  Saloon,  Inc.  ("Lone  Star" or  "Company")  announced preliminary  unaudited operating results for the twelve week first quarter ended
March 23, 2004.

Income from continuing  operations for the first quarter was $11,047,000 or $.53 per share ($.47 diluted) which  represents an increase of 23.1% from  $8,971,000 or $.43 per share ($.37 diluted) in last year's first quarter.

Net income increased 27.3%, to $11,113,000 or $.53 per share ($.47 diluted) from
$8,730,000 or $.41 per share ($.36 diluted).

Included in income from continuing  operations and net income for both the first quarter  of fiscal  2004 and 2003 was  non-cash  stock  compensation  expense of
$910,000 and  $393,000,  respectively,  which net of  applicable  income  taxes, reduced  income  from  continuing  operations  and net  income by  $520,000  and
$196,000, respectively.

Net sales  increased  15.2% to  $160,596,000  from  $139,373,000.  This increase includes  approximately  $9,857,000  of net sales of the 20 Texas  Land & Cattle
Steak House  restaurants  acquired by the Company from January 28, 2004 (date of acquisition) through March 23, 2004.

First  quarter  comparable  store sales growth was 5.6% for  domestic  Lone Star
Steakhouse & Saloon restaurants, 12.2% for Sullivan's Steakhouse restaurants and
27.4% for Del Frisco's Double Eagle Steak House  restaurants.  Comparable  store sales  increased  12.8% for Texas Land & Cattle Steak House  restaurants for the period from January 28, 2004 through March 23, 2004.

Jamie B. Coulter,  Lone Star's Chief  Executive  Officer,  stated,  "This year's first  quarter  included New Year's Eve sales and profits that were not included in the first quarter of 2003.  Regardless,  we are very pleased with the results of what is a great first quarter by any measure.  Although we are still fighting higher beef and commodity prices,  strong comparable store sales in all concepts have helped us increase earnings year over year. Our recent acquisition of Texas

Land and Cattle appears to be accretive  during 2004 and we are pleased with the integration of this brand into our portfolio of steakhouse restaurants."

On January  28,  2004,  the Company  purchased  the stock of Texas Land & Cattle
Company out of  bankruptcy.  The  purchase  includes 20  operating  Texas Land &
Cattle Steak House  restaurants,  all of which are leased. For their fiscal year ended December 31, 2003, the 20 restaurants had approximately $55 million of net sales.  Subject to final  settlement  of the claims of unsecured  creditors  and transaction costs, the aggregate purchase price is expected to range between $24 and 25 million,  including $15 to 16 million cash,  approximately  $2 million in
Lone Star common stock and, $7 to 8 million in assumed liabilities.

On April 13, 2004, Lone Star Steakhouse & Saloon,  Inc. announced that the Board of Directors  declared the Company's  quarterly cash dividend of $.175 per share payable April 23, 2004 to shareholders of record on May 7, 2004.

For interested parties, there will be a conference call with management at 10:00
AM Central  Time on  Wednesday,  April 14,  2004 to discuss  this first  quarter earnings release. The call in number is (719)-457-2729 and the confirmation code is 416813.  A recorded replay of the conference call will be available from 1:00
PM on April 14, 2004 thru midnight  April 27, 2004. The replay call in number is
(719)-457-0820  and the confirmation code is 416813. A listen only connection to the  conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone  Star  owns  and  operates  250  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE  SECURITIES  EXCHANGE ACT OF 1934,  AS AMENDED.  ALTHOUGH THE COMPANY
BELIEVES THE ASSUMPTIONS  UNDERLYING THE  FORWARD-LOOKING  STATEMENTS  CONTAINED
HEREIN,   INCLUDING  2003  OPERATING  PERFORMANCE,   COMPARABLE  SALES  AND  THE
DEVELOPMENT PLANS OF THE COMPANY,  ARE REASONABLE,  ANY OF THE ASSUMPTIONS COULD
BE INACCURATE, AND THEREFORE, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING
STATEMENTS CONTAINED IN THE PRESS RELEASE WILL PROVE TO BE ACCURATE.

          Lone Star Steakhouse & Saloon, Inc.
                                Unaudited Summary Financial Data for the First
                  Quarter of Fiscal Year 2004 ( In thousands except for per
                  share amounts )

                                      March 23,       Dec. 30
                                        2004            2003
                                      --------        --------
Current Assets:
     Cash and cash equivalents        $102,921        $ 96,230
     Other current assets               22,375          24,835
                                      --------        --------
                                       125,296         121,065
Property and equipment, net            325,814         312,220
Intangibles and other assets            61,400          55,210
                                      --------        --------
                                      $512,510        $488,495
                                      ========        ========

Current liabilities                   $ 61,717        $ 49,121
Noncurrent liabilities                  19,587          18,275
Stockholders' equity                   431,206         421,099
                                      --------        --------
                                      $512,510        $488,495
                                      ========        ========

                                                           -----------------------------------------------------
                                                                       For the first quarter ended
                                                           -----------------------------------------------------
                                                              Mar. 23, 2004                  Mar. 25, 2003
                                                           -----------------------       -----------------------
                                                           12 Weeks                     12 Weeks
                                                           --------                     --------
                                                           $                 %          $                     %

Net Sales                                                $ 160,596            0.0       $ 139,373
Costs and expenses:
     Costs of sales                                         55,953           34.8          47,464           34.0
     Restaurant operating expenses                          72,823           45.3          63,515           45.6
     Depreciation and amortization                           4,616            2.9           5,050            3.6
                                                         ---------        -------       ---------         ------
        Restaurant costs and expenses                      133,392           83.0         116,029           83.2
General and administrative expenses                         10,295            6.4           9,651            6.9
Non-cash stock-based compensation                              910            0.6             393            0.3
                                                         ---------        -------       ---------         ------
Income from operations                                      15,999           10.0          13,300            9.6
Other income                                                   447            0.3              50
                                                         ---------        -------       ---------         ------
Income - continuing - before income taxes                   16,446           10.3          13,350            9.6
Provision for income taxes                                   5,399            3.4           4,379            3.1
                                                         ---------        -------       ---------         ------
Income - continuing operations                              11,047            6.9           8,971            6.5
Income(loss) from discontinued operations - Net of tax          66                           (241)          (0.2)
                                                         ---------        -------       ---------         ------
Net income                                               $  11,113            6.9       $   8,730            6.3
                                                         =========        =======       =========         ======
Basic income (loss) per share:
     Continuing operations                                   $0.53                          $0.43
     Discontinued operations                                  0.00                          (0.02)
                                                             -----                          -----
Basic income (loss) per share                                $0.53                          $0.41
                                                             =====                          =====

Diluted income (loss) per share:
     Continuing operations                                   $0.47                          $0.37
     Discontinued operations                                  0.00                          (0.01)
                                                             -----                          -----
Diluted income (loss) per share                              $0.47                          $0.36
                                                             =====                          =====
Average shares outstanding - Basic                          20,955                         21,059
Average shares outstanding - Diluted                        23,682                         24,299

Continuing restaurants included at end of period               291                            270

Comparable sales growth                                        8.3%                          (2.2)%

                                   Computation of adjusted EBITDA
-------------------------------------------------------------------------------------------------

Income from continuing operations before income tax        $16,446                        $13,350
Depreciation and amortization                                5,256                          5,819
Non-cash stock-based compensation                              910                            393
                                                           -------                        -------
Adjusted EBITDA                                            $22,612                        $19,562
                                                           =======                        =======

We calculate adjusted EBITDA as income from continuing  operations before income taxes  plus  depreciation  and  amortization  and  non-cash  stock  compensation expense.